Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nuvectis Pharma, Inc. of our report dated March 8, 2023, relating to the financial statements, which appears in Nuvectis Pharma, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
August 9, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited